LIMITED POWER OF ATTORNEY


	The undersign, Curtis W. Huff, hereby
authorizes each of Jonathan D. Nelson, A. Glenn Patterson and Cloyce A. Talbott, as the undersign's attorney-in-fact, with full power of substitution, to execute in the name and on behalf of the undersign, and to file any and all Form 4s - Statement of Changes of Beneficial Ownership of Securities, and Form 5s - Annual Statement of Beneficial Ownership of Securities, required to be filed by the undersign with the Securities and Exchange Commission.


	Executed this 22nd day of August, 2002.



								    /s/ Curtis W.
Huff										________________________________
					   Name